EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements No’s. 333-117955, 333-09481, 333-32172, 333-36983, 333-52630, 333-60439, 333-62993, 333-68324, 333-108811, 33-98820, 33-67994, and 33-89492 on Form S-8, Registration No’s. 333-53918, 333-55010, 333-66104, 333-100627, and 333-31949 on Form S-3 and Registration No. 333-48952 on Form S-4 of our reports dated May 12, 2005 relating to the consolidated financial statements of Manugistics Group, Inc. and its subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the adoption of Statement of Financial Accounting Standard No. 142, “Goodwill and Other Intangible Assets,” effective March 1, 2002), and management’s report on the effectiveness of internal control over financial reporting (which report expresses an unqualified opinion on management’s assessment and an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of a material weakness), appearing in this Annual Report on Form 10-K of Manugistics Group, Inc. and its subsidiaries for the year ended February 28, 2005.

/s/ DELOITTE & TOUCHE LLP

McLean, Virginia

May 12, 2005